UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 14, 2006
Asyst Technologies, Inc.
(Exact Name of Registrant, as Specified in Charter)

California	000-22430	94-2942251
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

46897 Bayside Parkway, Fremont,
California		94538
(Address of Principal		(Zip Code)
Executive Offices)
Registrant’s telephone number, including area code: (510) 661-5000
Not Applicable
(Former Name or Address if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.
     In a press release issued on June 22, 2006, and Form 8-K filed with the SEC on June 28, 2006, we reported that on June 22, 2006, Asyst Technologies, Inc. (“ATI”) and ATI’s majority-owned subsidiary Asyst Japan, Inc. (“AJI”) entered into a Share Purchase Agreement to acquire from Shinko Electric Co., Ltd. (“Shinko”) the remaining shares of Asyst Shinko Inc. (“ASI”) not already owned by AJI.
     On July 14, 2006, ATI completed its purchase of 44.1% of the outstanding capital stock of ASI from Shinko, for a cash price of JPY 11.7 billion (approximately US$102 million at the June 22 exchange rate), pursuant to the Share Purchase Agreement. ATI, through its majority-owned subsidiary AJI, now owns 95.1% of the outstanding capital stock of ASI.
     At any time as of the first anniversary of the above closing date, and subject to the other provisions of the Share Purchase Agreement, either Shinko or AJI may give notice to the other calling for AJI to purchase from Shinko shares representing the remaining 4.9% of outstanding capital stock of ASI for a fixed payment of JPY 1.3 billion (approximately US$11 million at the June 22 exchange rate).
     Additional information relating to the Share Purchase Agreement and previous joint venture with Shinko is set forth in Item 1.01 of the Form 8-K filed on June 28, 2006, and that previously filed information in Item 1.01 is incorporated into this Item 2.01 by this reference. The Share Purchase Agreement is included as Exhibit 2.1 to this report, and the description of the Share Purchase Agreement is qualified in its entirety by reference to the Share Purchase Agreement.
     The Share Purchase Agreement contains representations and warranties that the parties made to each other, and those representations and warranties should not be relied upon by any other person. The representations and warranties were made solely for purposes of the contract between the parties and are subject to qualifications and limitations in connection with negotiating the agreement. Accordingly, you should not rely on the representations and warranties as accurate or complete or characterizations of the actual state of facts as of any specified date since they are or may be modified materially by underlying disclosure schedules, are subject to a contractual standard of materiality different from that generally applicable to information furnished to shareholders, and were used for the purpose of allocating risk between the parties and not for the purpose of disclosing information to investors in Asyst.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     In a press release issued on June 22, 2006, and Form 8-K filed with the SEC on June 28, 2006, we also reported that on June 22, 2006, Asyst entered into a Credit Agreement with Bank of America, N.A., as Administrative Agent, and Banc of America Securities LLC, as Lead Arranger and Book Manager, and the other parties to the agreement. The approximately $115.8 million senior secured credit facility under this agreement consists of a $90 million revolving credit facility, including a $20 million sublimit for letters of credit and $10 million sublimit for swingline loans, and an approximately $25.8 million term loan facility (such revolving and term loan facility amounts are based on exchange rates as of the day of funding.) The credit agreement will terminate and all amounts outstanding will be due 3 years after the credit agreement closing date (provided that Asyst’s outstanding 5 3/4% convertible subordinated notes due July 3, 2008, are redeemed or repurchased, or the maturity of the notes extended, on terms reasonably satisfactory to the administrative agent on or before March 31, 2008; otherwise, amounts outstanding under the credit agreement will be due on March 31, 2008).
     The Credit Agreement provides that interest on the credit facility is based on the applicable margin plus either (i) US dollar LIBOR, (ii) euroYen TIBOR, or (iii) the higher of (a) the Bank of America prime rate, or (b) the Federal Funds rate plus 0.50% for dollar-denominated loans. The applicable margin ranges from 1% to 2.75%, depending on various factors set forth in the Credit Agreement. The agreement also requires a range of commitment, letter of credit and other fees.

     Additional information concerning the Credit Agreement is contained in Item 2.03 of the Form 8-K filed on June 28, 2006, and that previously filed information in Item 2.03 is incorporated in this Item 2.03 by this reference.
     As of the closing date reported under Item 2.01, we have borrowed an aggregate amount of approximately $83.3 million under the Credit Agreement to fund the purchase of shares reported above and for general working capital purposes. In addition, we have issued a letter of credit in favor of Shinko for approximately $11 million related to the 4.9% equity option. The variable interest rate on this funding of Yen-based balances is currently approximately 3.0%. The company also anticipates amortizing approximately $3.6 million of financing costs over the life of the facility.
     In addition, Comerica Bank has agreed to continue to maintain its letter of credit in the amount of $750,000 in favor of the landlord under our current headquarters lease in Fremont, California, on an unsecured basis, notwithstanding the previously reported termination of the Amended and Restated Loan and Security Agreement dated as of May 15, 2004, between Asyst and Comerica Bank (which termination became effective with the borrowing described above). There were no amounts outstanding under that revolving line of credit with Comerica Bank that otherwise was scheduled to expire on July 30, 2007.
Item 9.01. Financial Statements and Exhibits.
(a) Financial Statements of Business Acquired. Not applicable.
(b) Pro Forma Financial Information. The financial statements required by this item are not included with this report of the completed acquisition under Item 2.01. The required financial statements will be filed by amendment not later than 71 calendar days after the date this Form 8-K was required to be filed.
(c) Exhibits:

2.1*	Share Purchase Agreement dated as of June 22, 2006, between Shinko Electric Co., Ltd., Asyst Technologies, Inc. and Asyst Japan Inc. The schedules to the Share Purchase Agreement are omitted but will be furnished to the Securities and Exchange Commission supplementally upon request.

*	Portions of this exhibit have been redacted pursuant to a confidential treatment request and have been filed separately with the Securities and Exchange Commission.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ASYST TECHNOLOGIES, INC.
Date: July 20, 2006	By:	/s/ Steve Debenham
Steve Debenham
Vice President, General Counsel, and Secretary

EXHIBIT INDEX

Exhibit
Number	Description
2.1*	Share Purchase Agreement dated as of June 22, 2006, between Shinko Electric Co., Ltd., Asyst Technologies, Inc. and Asyst Japan Inc. The schedules to the Share Purchase Agreement are omitted but will be furnished to the Securities and Exchange Commission supplementally upon request.

*	Portions of this exhibit have been redacted pursuant to a confidential treatment request and have been filed separately with the Securities and Exchange Commission.